UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 1, 2013 (February 26, 2013)
Date of Report (date of earliest event reported)

_________________________

TIGER ACQUISITION, LLC

(Exact name of Registrant as specified in its charter)

_________________________

000-54690	90-0940668	Maryland
(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Tiger Acquisition, LLC (the “Filer”) previously filed a Current Report on Form 8-K on March 1, 2013 (the “Original Form 8-K”) which contained voting results from American Realty Capital Trust III, Inc.’s special meeting of stockholders on February 26, 2013. This Amendment No. 1 to the Filer’s Current Report on Form 8-K/A is being filed solely for the purposes of amending the Form 8-K cover page to reflect the Filer’s IRS Employment Identification Number and to replace all references to Tau Acquisition, LLC with the Filer’s legal name. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Special Meeting”) of American Realty Capital Trust III, Inc. (the “Company”) was held on February 26, 2013. Set forth below are the voting results from the Special Meeting.

1.	To approve the merger of the Company with and into Tiger Acquisition, LLC (“Merger Sub”) pursuant to the merger agreement (“Merger Agreement”), dated December 14, 2012, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Merger Sub, the Company and American Realty Capital Operating Partnership III, L.P. and the other transactions contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
122,052,434	640,063	1,358,253	0

2.	To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
117,593,458	2,053,690	4,403,602	0

No other proposals were submitted to a vote of the Company’s stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tiger Acquisition, LLC, successor to American Realty Capital Trust III, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER ACQUISITION, LLC

BY: AMERICAN REALTY CAPITAL PROPERTIES, INC., its sole member

Date: March 1, 2013	By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors